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                                                                    EXHIBIT 3(c)


                            STOCK PURCHASE AGREEMENT


            This STOCK PURCHASE AGREEMENT ("Agreement") is made and entered into as of May 10, 1999 by and among ZS Pubco I L.P., a Delaware limited partnership ("Buyer") and Summit Investors L.P. ("Summit") and Summit Ventures II L.P. ("Summit II", together with Summit ,the "Sellers", and each individually, a "Seller").

1.    PURCHASE AND SALE OF STOCK.

      (a) Upon the terms and subject to the conditions contained herein, each Seller hereby irrevocably agrees to sell, convey, transfer, assign and deliver to Buyer the number of shares of common stock, par value $.01 per share (the "Stock") of Kaye Group Inc. (the "Company") set forth below its name on the signature page hereto, and Buyer hereby agrees to acquire from the Sellers an aggregate of 375,215 shares of the Stock (the "Shares") at a price of $6.75 per share (the "Per Share Price"). The closing of the transactions contemplated hereby (the "Closing") shall be held at the offices of Kirkland & Ellis, 153 East 53rd Street, New York, New York 10022, at 10:00 a.m., local time, on the date that is ten (10) business days after the satisfaction or waiver of all conditions to closing contained in paragraph 2 below or such other time and/or place as the parties hereto otherwise agree (the "Closing Date").

      (b) Notwithstanding the foregoing, if Buyer determines in its sole discretion that Buyer may purchase all or any portion of the Shares without complying with the provisions of clause (i) of paragraph 2 below, Buyer may, upon 2 business days notice to the Sellers, purchase from each Seller all or any portion of the Shares to be sold thereby (on a pro rata basis among the Sellers) at the Per Share Price on the date specified in such notice, which in any event shall not be prior to JULY 8, 1999, provided that in the event that Buyer purchases less than all of the Shares from the Sellers, Buyer hereby agrees to purchase and each Seller agrees to sell to Buyer, the balance of the Shares to be sold thereby at the Per Share Price on the Closing Date. Any such purchase of Shares from a Seller in accordance with the previous sentence shall be deemed a Closing hereunder.

      (c) At the Closing Buyer shall pay to each Seller an aggregate amount equal to the product of the number of Shares to be purchased on such date from such Seller and the Per Share Price (the "Purchase Price"), plus, if and to the extent the Closing occurs on or after August 1, 1999 interest thereon at a rate of 7% per annum pro rated for the number of days in the period from August 1, 1999 to the Closing Date, by cashier's or certified check or wire transfer of immediately available funds to an account or accounts designated by such Seller, and in consideration of the Purchase Price, Sellers shall deliver or cause to be delivered to the Buyer, certificates evidencing the number of Shares being purchased at such Closing free and clear of any and all liens, claims, pledges, charges, encumbrances or restrictions on transfer whatsoever, in each case duly endorsed in blank for transfer or accompanied by stock powers duly executed in blank or by such other instruments for transfer as shall be reasonably acceptable to Buyer.
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2.    CLOSING CONDITIONS. The obligation of Buyer to purchase the Stock from
Sellers hereunder is subject and conditioned upon the satisfaction of the following conditions: (i) the prior receipt by Buyer of the approval (without any condition which in Buyer's reasonable judgment is materially adverse) to the acquisition of the Stock by the insurance commissioner of the State of Rhode Island and such other consents as may be required pursuant to the Insurance Holding Company Systems Laws and Regulations of the State of Rhode Island (the "Insurance Laws") and (ii) the expiration of all applicable waiting periods, if any, pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR Act"). Buyer hereby agrees to use commercially reasonable efforts to obtain the approvals (or waivers) required hereunder and shall promptly file any such documents or provide such information as may be reasonably necessary to obtain such approvals (or waivers) and shall promptly respond to any inquiries from the relevant government officials with respect thereto.

3.    REPRESENTATIONS & WARRANTIES.

            (a) Sellers. As a material inducement to Buyer to purchase the Shares, each Seller hereby represents and warrants that: (i) this Agreement constitutes the valid and legally binding obligation of the Seller, enforceable in accordance with its terms and conditions; (ii) Seller is sophisticated in financial matters and is able to evaluate the risks and benefits of the sale of the Shares; Seller has determined that the sale of the Shares is suitable for the Seller, based upon its financial situation and needs, as well as its other securities holdings; (iii) Seller has had the opportunity to ask questions and receive answers concerning the terms and conditions of the sale of the Shares and has had full access to such other information concerning the Company and its subsidiaries and affiliates as he or it, as the case may be, has requested in order to evaluate the merits and risks inherent in selling the Shares; (iv) Seller has received and reviewed, or has had the opportunity to review, all reports and other documents filed by the Company with the Securities and Exchange Commission; and (v) Seller acknowledges that one or more affiliates of Buyer may be directors or officers of the Company, and Seller acknowledges and agrees that OTHER THAN THE REPRESENTATIONS SPECIFIED IN THIS AGREEMENT, NO PARTY HAS MADE NOR IS SELLER RELYING UPON ANY EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES OF ANY TYPE, INCLUDING WITHOUT LIMITATION ANY REPRESENTATIONS OR WARRANTIES CONCERNING THE COMPANY'S PAST OR FUTURE PERFORMANCE, WHETHER POSITIVE OR NEGATIVE, OR AS TO THE CURRENT OR FUTURE VALUE OF THE SHARES. THE PARTIES AGREE THAT THE PER SHARE PRICE IS NOT BASED ON ANY CALCULATION OF THE COMPANY'S PAST OR FUTURE PERFORMANCE, BUT HAS BEEN AGREED BY THE PARTIES IN AN ARM'S LENGTH NEGOTIATION.

            (b) Buyer. As a material inducement to Sellers to sell the Shares, Buyer hereby represents and warrants that: (i) this Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions; (ii) assuming compliance with the Insurance Laws and the HSR Act, the Buyer need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement and (iii) to the knowledge of Buyer, Buyer is not aware of any material non-public information not known to Sellers, which, if known


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to Sellers, Buyer reasonably believes would have a material adverse influence on
Sellers' decision to sell the Shares.

4.    GENERAL PROVISIONS.

            (a) Termination. In the event that the Closing shall not have occurred on or prior to the earlier of (i) December 31, 1999 and (ii) the date that is 10 business days after the date of receipt of all necessary approvals (or waivers) required under paragraph 2 above have been obtained (including without limitation any such approval required of the Rhode Island Insurance Department), either Buyer or Sellers shall have the right to terminate this Agreement by giving written notice to the other and the sale and purchase of the Stock may be abandoned. If this Agreement is terminated pursuant to this paragraph all rights and obligations of the parties hereunder shall terminate and no party shall have any liability to the other party except for obligations of the parties hereto with respect to confidentiality, which shall survive the termination of this Agreement.

            (b) Confidentiality. Each of Buyer and each Seller agrees that neither it nor any of its directors, officers, employees, agents or affiliates, shall make any public announcement with respect to this Agreement or the transactions contemplated hereby, or disclose the terms or existence of this Agreement to any third party, except to the extent required by applicable law, without the prior written consent of the other party hereto.

            (c) Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by Buyer, Sellers and their respective successors and assigns.

            (d) CHOICE OF LAW. THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS OR CHOICE OF LAW OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION WHICH WOULD RESULT IN THE APPLICATION OF THE LAW OF ANY JURISDICTION OTHER THEN THE STATE OF NEW YORK.

            (e) Entire Agreement. This Agreement contains the complete agreement between the parties and supersedes any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way.

                                    * * * * *


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            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the date and year first above written.

                                    ZS PUBCO I L.P.

                                    By: ZS PUBCO I L.L.C., its general partner


                                    By: /s/ Douglas A. Brown
                                        -------------------------------------
                                        Name: Douglas A. Brown
                                        Title: Manager


                                    SUMMIT INVESTORS L.P.


                                    By: /s/ Tom Roberts
                                        -------------------------------------
                                        Name: Tom Roberts
                                        Title: Partner

                                    Number of Shares transferred:
                                                                 --------

                                    SUMMIT VENTURES II L.P.


                                    By: /s/ Tom Roberts
                                        -------------------------------------
                                        Name: Tom Roberts
                                        Title: Partner

                                    Number of Shares transferred:
                                                                 --------